EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-169079) on Form S-8 of Oneida Financial Corp. of our report dated March 20, 2013 relating to the financial statements, appearing in this Annual Report on Form 10-K of Oneida Financial Corp. for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Livingston, New Jersey

March 20, 2013